UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500

(Former name or former address if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 1, Energy West, Incorporated (the “Company”), issued a press release announcing its earnings for its fiscal year ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2007, its quarterly reports on Form 10-Q, and other periodic filings for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 7.01 Regulation FD Disclosure
The Company’s press release dated October 1, 2007, furnished as Exhibit 99.1 and incorporated herein by reference, also announced the completion of the acquisition of Frontier Utilities of North Carolina, Inc. The purchase price was $4,500,000, plus certain adjustments for taxes and working capital.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Item
99.1	Press Release, dated October 1, 2007
Pursuant to General Instruction B, subsection 2, of Form 8-K, Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

Dated: October 1, 2007	By:	/s/ Thomas J. Smith

Thomas J. Smith Interim President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 1, 2007